SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2018

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

26462 CORPORATE AVENUE HAYWARD, CA		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Acquisition and Related Merger Agreement

On July 24, 2018, Ultra Clean Holdings, Inc. (“Ultra Clean”), Falcon Merger Subsidiary, LLC, a wholly-owned subsidiary of Ultra Clean (“Merger Subsidiary”), Quantum Global Technologies, LLC (the “Company”), and G-Squared Partners, LLC (“G-Squared”), solely in its capacity as the representative of the unitholders of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Ultra Clean. To acquire the Company, Ultra Clean will pay (i) approximately $342.0 million in cash (the “Merger Consideration”), subject to certain closing adjustments as provided in the Merger Agreement, including a working capital adjustment, and (ii) up to $15.0 million of potential cash earn-out payments if the Company achieves certain specified revenue levels through December 27, 2019, pursuant to the provisions of the Merger Agreement.

The Merger Agreement contains customary representations and warranties of Ultra Clean and the Company. The parties have agreed to indemnify each other for certain breaches of representations, warranties, covenants and other specified matters. Approximately $2.3 million of the Merger Consideration will be placed in escrow as security for the post-closing adjustments to the Merger Consideration. In addition, approximately $3.4 million of the Merger Consideration will be placed in escrow as security for the Company’s indemnification obligations during the escrow period. Ultra Clean also obtained representation and warranty insurance as an additional source of  recourse for certain losses in excess of the amount of funds in the indemnity escrow account.

The Merger is expected to close in the third quarter of 2018, and is subject to customary regulatory approvals and closing conditions, including the expiration or termination of the waiting period under the Hart-Scott- Rodino Act.

In connection with the foregoing, Ultra Clean entered into a commitment letter (the “Commitment Letter”) with Barclays Bank PLC (“Barclays”), pursuant to which Barclays has committed to provide senior secured credit facilities to Ultra Clean and/or certain affiliates of Ultra Clean as the borrowers in an aggregate amount of $400.0 million, comprised of (i) $350.0 million under a seven-year senior secured term loan B facility (the “Term Loan”) and (ii) $50.0 million under a five-year senior secured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan, the “Credit Facilities”). The Term Loan, together with cash on hand, will be used to finance the transaction contemplated by the Merger Agreement, refinance existing debt, and pay fees and expenses incurred in connection with the Credit Facilities and the acquisition. The Revolving Credit Facility will be used to provide ongoing working capital and capital for other general corporate purposes of Ultra Clean and its subsidiaries. Barclays’ commitment to provide the Credit Facilities is subject to a number of conditions including, without limitation, (i) the nonoccurrence of a material adverse effect, the Company and its subsidiaries, taken as a whole, (ii) the completion of definitive documentation mutually acceptable to Ultra Clean and Barclays and (iii) other customary closing conditions.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed herewith as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been included as an exhibit hereto solely to provide stockholders with information regarding its terms. It is not intended to be a source of financial, business, or operational information about  Ultra Clean, the Company, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement: are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or stockholders. Investors and stockholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of  Ultra Clean, the Company or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement which subsequent information may or may not be fully reflected in public disclosures.

Item 8.01	Other Events.

On July 24, 2018, Ultra Clean announced the signing of the Merger Agreement described in Item 1.01 above. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

This report includes forward-looking statements regarding the Merger and related transactions that are not historical or current facts and deal with potential future circumstances and developments, in particular statements regarding whether and when the transactions contemplated by the Merger Agreement will be consummated. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include: satisfaction of conditions to the closing of the transaction, satisfaction of conditions to the debt financing for the acquisition and the risks that are described in Ultra Clean’s reports filed with the Securities and Exchange Commission (“SEC”), including the annual report on Form 10-K for the year ended December 29, 2017. This report speaks only as of its date and Ultra Clean disclaims any duty to update the information herein other than as required by applicable law or regulation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 24, 2018, among Quantum Global Technologies, LLC, Ultra Clean Holdings, Inc., Falcon Merger Subsidiary, LLC and G-Squared Partners, LLC (as the representative of the unitholders of the Company)

99.1	Press Release of Ultra Clean Holdings, Inc. dated July 24, 2018, announcing the Agreement and Plan of Merger

______________________

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	July 25, 2018	By:	/s/ Sheri Savage
			Name:	Sheri Savage
			Title:	Chief Financial Officer, Senior Vice President and Secretary